Consent of Independent Accountants


     We consent to the inclusion in this post effective amendment No. 5 on Form S-2 to the registration statement on Form S-1 (File No. 33-57990) of our report dated March 26, 1996, on our audit of the consolidated financial statements of Pamida, Inc. and Subsidiaries as of January 28, 1996 and for the year then ended. We also consent to the reference to our Firm under the caption "Experts."



/s/ Coopers & Lybrand L.L.P.

Chicago, Illinois
April 29, 1997



                       Consent of Independent Accountants



     We consent to the inclusion in this post effective amendment No. 5 on Form S-2 to the registration statement on Form S-1 (File No. 33-57990) of our report dated March 26, 1996, on our audit of the consolidated financial statements and financial statement schedule of Pamida Holdings Corporation and Subsidiary as of January 28, 1996 and for the year then ended. We also consent to the reference to our Firm under the caption "Experts."



/s/ Coopers & Lybrand L.L.P.

Chicago, Illinois
April 29, 1997